Exhibit 5

July 19, 2010

Roadrunner Transportation Systems, Inc.
4900 S. Pennsylvania Avenue
Cudahy, Wisconsin  53110

Re:	Registration Statement on Form S-8 Roadrunner Transportation Systems, Inc.

Ladies and Gentlemen:

As legal counsel to Roadrunner Transportation Systems, Inc., a Delaware corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about July 19, 2010 in connection with the registration under the Securities Act of 1933, as amended, of 2,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Roadrunner Transportation Systems, Inc. 2010 Incentive Compensation Plan (the “2010 Plan”), 1,534,855 shares of Common Stock issuable under stock options granted pursuant to the Roadrunner Transportation Systems, Inc. Key Employee Equity Plan (formerly the Roadrunner Dawes, Inc. Key Employee Equity Plan) (the “Roadrunner Key Employee Equity Plan”), and 509,823 shares of Common Stock issuable under stock options granted pursuant to the Group Transportation Services Holdings, Inc. Key Employee Equity Plan (the “GTS Key Employee Equity Plan” and collectively with the Roadrunner Key Employee Equity Plan and the 2010 Plan, the “Plans”).  The shares of Common Stock issuable pursuant to the Plans are collectively referred to as the “Shares.”  The facts, as we understand them, are set forth in the Registration Statement.

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A.         The Certificate of Amendment to Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on May 7, 2010;

B.         The Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on May 7, 2010;

C.         The Amended and Restated Bylaws of the Company;

D.         Various resolutions of the Board of Directors of the Company authorizing the issuance of the Shares and authorizing the merger between a wholly owned subsidiary of the Company and Group Transportation Services Holdings, Inc.;

E.         The Certificate of Merger of GTS Transportation Logistics, Inc. into Group Transportation Services Holdings, Inc., filed with the Secretary of State of the State of Delaware on May 18, 2010;

F.         The Plans; and

G.         The Registration Statement.

Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and based solely upon our review of items A through G above, and subject to the further limitations and qualifications set forth below, it is our opinion that the Shares, when issued and sold in accordance with the Plans, will be validly issued, fully paid, and nonassessable.

Greenberg Traurig, LLP | Attorneys at Law | 2375 E. Camelback Road, Suite 700 | Phoenix, Arizona 85016 | Tel. 602.445.8000 | Fax 602.445.8100

Roadrunner Transportation Systems, Inc.
July 19, 2010

We express no opinion as the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the state of Delaware, including judicial interpretations of such laws.  Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

Very truly yours,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP